EIGHTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

Omaha, Nebraska                                  $15,000,000.00
Note Date: February 12, 2013
Maturity Date: May 12, 2013

On or before May 12, 2013, CARDINAL ETHANOL, LLC ("BORROWER"), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA ("BANK") at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Fifteen Million and no/100 Dollars ($15,000,000.00) or so much thereof as may have been advanced by BANK and shown on the records of BANK to be outstanding under this EIGHTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTE (“REVOLVING NOTE”) and the AGREEMENT (as defined below). Interest on the principal balance from time to time outstanding shall accrue and be payable as provided for in the AGREEMENT. The principal balance of this REVOLVING NOTE shall be payable as provided for in the AGREEMENT.

This REVOLVING NOTE is executed pursuant to that certain Construction Loan Agreement dated December 19, 2006 between BANK and BORROWER (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”), as amended including by that certain Twelfth Amendment of Construction Loan Agreement of even date herewith. This REVOLVING NOTE amends and restates that certain SEVENTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTE dated February 14, 2012 executed and delivered by BORROWER in favor of BANK, but is not a novation of such note. The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this REVOLVING NOTE by reference. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the AGREEMENT.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT. If the maturity date of this REVOLVING NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, BANK's waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT. BANK may rescind any acceleration of this REVOLVING NOTE without in any way waiving or affecting any acceleration of this REVOLVING NOTE in the future as a consequence of an EVENT OF DEFAULT. BANK's acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this REVOLVING NOTE made by BANK.

Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys' fees and costs incurred or paid by BANK in collecting and/or enforcing this REVOLVING NOTE. Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.

All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date set forth above.

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By: /s/ Jeffrey L. Painter
Jeff Painter, President

By: /s/ Dale Schwieterman
Title: Director

STATE OF INDIANA        )
) ss.
COUNTY OF Randolph    )

Before me, a Notary Public in and for said County and State, personally appeared Jeff Painter, known to me to be the President of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing for and on behalf of such limited liability company.

/s/ Jacqueline S. Peed
Notary Public-Signature

Jacqueline S. Peed
Notary Public-Printer Name

Date: February 8, 2013

My commission expires:

September 17, 2014

My County of Residence: Randolph County, Indiana

STATE OF INDIANA        )
) ss.
COUNTY OF Shelby        )

Before me, a Notary Public in and for said County and State, personally appeared Jeff Painter, known to me to be the President of Cardinal Ethanol, LLC, an Indiana limited liability company, and Dale Schwieterman, known to me to be a Director of Cardinal Ethanol, LLC, and acknowledged the execution of the foregoing for and on behalf of such limited liability company.

/s/ R. Jane Willis
Notary Public-Signature

R. Jane Willis
Notary Public-Printer Name

Date: February 8, 2013

My commission expires:

January 27, 2014

My County of Residence: Shelby County, Indiana